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                                                                  EXHIBIT 3.1.53

                               State of Wisconsin
                      DEPARTMENT OF FINANCIAL INSTITUTIONS
                    Division of Corporate & Consumer Services

                             ARTICLES OF CORRECTION

1.       SANM ACQUISITION SUBSIDIARY, INC.
    (name of the corporation, limited liability company, or limited liability partnership before any correction that may be affected by these articles of correction)

2.       ARTICLES OF MERGER     FILED WITH THE Department of Financial
                             (describe the document)

         Institutions on 03/30/99 (date) was

         ([X])    Incorrect at the time of filing
                  (Complete items 1, 2, 3, 4 & 6)

         ([ ])    Defectively executed                {[X]  Check any that apply
                  (Complete items 1, 2, 3, & 5)

         ([ ]) Defective in attestation, seal, verification or acknowledgement (Complete items 1, 2, 3 & 6)

3. Describe the defect(s): (Specify the incorrect statement and the reason why it is incorrect, or the manner in which the execution is defective.)
         SECTION 1.5(a) OF THE AGREEMENT AND PLAN OF MERGER ATTACHED TO THE ARTICLES OF MERGER WAS INCORRECTLY STATED THROUGH OVERSIGHT.

4.       Enter the statement in its corrected condition:
         SECTION 1.5(a) OF THE AGREEMENT AND PLAN OF MERGER IS HEREBY AMENDED TO READ IN ITS ENTIRETY AS FOLLOWS:

                  (a) the Articles of Incorporation of Sub, as in effect immediately prior to the Effective Time and as attached hereto, shall be the Articles of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law, except that at the Effective Time, Article I of said Articles of Incorporation shall be amended to read in its entirety as follows:

                                    ARTICLE I

                  The name of this corporation is Manu-tronics, Inc.

FILING FEE - Business corporation, limited liability company or limited liability partnership, $40.00; Nonstock (including non-profit) corporation, $10.00. SEE instructions, suggestions and procedures on following pages. DFI/CORP/53(R1/01) Use of this form is voluntary.

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4.       Enter the statement in its corrected condition (cont'd):

5.       Make the corrected execution:

Executed on August 18, 2002                 /s/ Michael M. Sullivan
           -------------------              -------------------------------
                  (Date)                           (Signature)

Select and mark (X) below the               Michael M. Sullivan
appropriate title of the person             -------------------------------
executing the document.                            (Printed name)

For a corporation                           For a limited liability company
Title: ([ ]) President ([X]) Secretary      Title: ([ ]) Member OR ([ ]) Manager
or other officer title_____________

For a limited liability partnership
Title: ([ ]) Partner

This document was drafted by  DAVID L. BOURNE
                              ---------------------------------------------
                               (Name the individual who drafted the document)

DFI/CORP/53(R1/01)

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